EXHIBIT 10.2

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of _____________________, is between CULP, INC., a North Carolina corporation (the “Corporation”), and _________________ (“Recipient”).

Background Statement

The Corporation desires to grant to Recipient Restricted Stock Units (the “Units”) pursuant to the Culp, Inc. Amended and Restated Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan.

STATEMENT OF AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

Section 1.
Grant of Units. On _________________ (the “Grant Date”), the Corporation hereby grants to Recipient ______ Units, ______ of which shall vest in accordance with Section 2(a) herein (the “Time-Based Units”) upon a final determination by the Compensation Committee (the “Committee”) of the satisfaction of the vesting conditions set forth herein and the number of Time-Based Units that have vested in connection therewith; and ______ of which shall vest in accordance with Section 2 herein and Schedule A attached hereto (the “Performance-Based Units”) upon a final determination by the Committee of the satisfaction of the vesting conditions set forth herein and the number of Performance-Based Units that have vested in connection therewith, in each case pursuant to the terms set forth in this Agreement and the Plan. Each Time-Based Unit shall entitle Recipient to receive, upon vesting thereof in accordance with this Agreement and the Plan, one (1) share of common stock, par value $0.05 per share, of the Corporation (“Common Stock”). Each Performance-Based Unit shall entitle Recipient to receive, upon vesting thereof in accordance with this Agreement and the Plan, up to two shares of Common Stock. Except as permitted by the Plan, the Units may not be assigned, pledged, hypothecated or transferred in any manner. Recipient shall not have, with respect to any Units, any rights of a shareholder of the Corporation, including without limitation any right to vote as a shareholder of the Corporation or any right to receive distributions from the Corporation in respect of the Units. The Units are granted to the Recipient in connection with Recipient’s employment with the Corporation.
Section 2.
Vesting.
(a)
Time-Based Units. Except as may otherwise be provided in the Plan or this Agreement, the Time-Based Units shall vest in the amounts set forth below:

On _______________ ___________ shares of Common Stock.

The Corporation shall, as soon as practicable upon the vesting of any Time-Based Units (but in no event later than sixty (60) days following the date on which such Time-Based Units vest), effect delivery of the shares of Common Stock with respect to such vested Time-Based Units to the Recipient (or, in the event of the Time-Based Units have passed to the estate or beneficiary of the Recipient or a permitted transferee, by such estate or beneficiary or permitted transferee) and, following such delivery of such shares, such vested Time-Based Units shall cease to be outstanding.

(b)
Performance-Based Units. Except as may otherwise be provided in the Plan or this Agreement, the Performance-Based Units shall vest, if at all, based on the formula set forth in Schedule A attached hereto, which sets out the performance goals for each Fiscal Year within the Performance Period. Each Performance-Based Unit, if it vests, grants the Recipient the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, between zero and two shares of Common Stock, depending upon the performance of the Reporting Unit during the Performance Period as set forth in Schedule A attached hereto.
(c)
The determination of whether, and the extent to which, the performance goals have been satisfied with respect to the Performance-Based Units, including the applicability of any modifiers as set forth in Schedule A hereto, will be made by the Committee in its sole and absolute discretion, following the end of the Performance Period, pursuant to the terms set forth in this Agreement and the Plan. The Corporation shall, as soon as practicable upon the determination by the Committee, pursuant to this Section 2 and Schedule A attached hereto, of the extent to which the performance goals for the Performance Period have been satisfied and the number of shares of Common Stock determined to be earned upon vesting of such Performance-Based Units (but, not later than sixty (60) days thereafter), effect delivery of such shares of Common Stock to the Recipient (or, in the event of the Performance-Based Units have passed to the estate or beneficiary of the Recipient or a permitted transferee, by such estate or beneficiary or permitted transferee) and, following such delivery of such shares, the Performance-Based Units shall cease to be outstanding. If the final determination of the satisfaction of the vesting conditions for any Performance-Based Units is made by the Committee prior to the Corporation’s filing with the Securities and Exchange Commission (“SEC”) of its annual report on Form 10-K that relates to the financial results for any portion of the applicable Performance Period with respect to any Performance-Based Units, then no Performance-Based Units will vest, and no Common Stock will be issued, until after such filing is complete. The Committee may in its sole discretion increase or decrease the number of shares of Common Stock that vest with respect to a Performance Share for the Performance Cycle to equitably account for any events or developments affecting achievement of the performance goals occurring during the Performance Cycle that were not anticipated at the Grant Date.
(d)
Notwithstanding the foregoing, all unvested Units (at the rate of one (1) share of Common Stock per Unit for Time-Based Units and at the number of shares at the Target level set forth in Schedule A for each Fiscal Year of the Performance Period with respect to Performance-Based Units) shall immediately vest upon:
(i)
termination of Recipient’s employment by reason of the death or Disability of Recipient; or
(ii)
Recipient’s employment is terminated by the Corporation in anticipation of a Change of Control, or

(iii)
Recipient is employed by the Corporation or an affiliate thereof at the time a Change of Control occurs, and at any time during the three-year period following such Change of Control (provided that the Units granted hereunder and related shares have not otherwise vested):
(1)
Recipient’s employment is terminated by the Corporation or an affiliate thereof for any reason other than for death, Disability or Cause, or
(2)
Recipient terminates his/her employment for Good Reason within one year following the initial existence of the conditions giving rise to such Good Reason;

provided, however, that in the event any of the foregoing triggering events occurs after the end of the Performance Period but prior to the vesting of the Units, then the number of Performance-Based Units that shall vest will be the actual number of Performance-Based Units that would have vested hereunder pursuant to Section 2(b) if the Recipient had been employed by the Corporation as of the vesting date (i.e., the number of Performance-Based Units shall not vest at the Target level, but shall vest based on the performance of the Reporting Unit as set forth in Schedule A hereto), and such Units shall not vest, and the associated number of shares shall not become issuable by the Corporation, until final determination by the Committee of the number of Units that have vested and shares issuable in connection therewith pursuant to the terms set forth in this Agreement and the Plan (or, if such determination is made prior to the Corporation’s filing with the SEC of its annual report on Form 10-K that relates to the financial results for any portion of the applicable Performance Period, then after such filing is complete).

Section 3.
Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

“Cause” shall mean (i) the commission by Recipient of a felony (or crime involving moral turpitude); (ii) theft, conversion, embezzlement or misappropriation by Recipient of funds or other assets of the Corporation or its Subsidiaries or any other act of fraud with respect to the Corporation or its Subsidiaries (including without limitation the acceptance of bribes or kickbacks or other acts of self-dealing); (iii) intentional, grossly negligent or unlawful misconduct by Recipient that causes significant harm to the Corporation or its Subsidiaries; or (iv) repeated instances of intoxication with alcohol or drugs while conducting business during regular business hours.

“Change of Control” shall have the meaning given to such term in the Plan. In addition, for an award that vests according to any Financial Reporting Measure of a Division, “Change of Control” shall be deemed to have occurred upon consummation of a sale of all or substantially all of the assets of such Division by the Corporation to an unaffiliated third party.

“Disability” shall have the meaning given to such term in the primary disability benefit plan of the Corporation in which Recipient participates. In the absence of any such plan, “Disability” shall mean any physical or mental impairment that renders Recipient unable to perform the essential functions of Recipient’s job with the Corporation and its Subsidiaries for a period of at least 120 days, either with or without reasonable accommodation. At the Corporation’s request, Recipient shall submit to an examination by a duly licensed physician who is mutually acceptable to the Corporation and Recipient for the purpose of ascertaining the existence of a Disability, and shall authorize the physician to release the results of Recipient’s examination to the Corporation.

“Good Reason” shall mean, without Recipient’s express written consent, the existence of any of the following conditions unless such conditions are fully corrected within 30 days after Recipient notifies the Corporation of the existence of such conditions as hereinafter provided:

(a)
a material diminution in Recipient’s authority, duties or responsibilities;
(b)
a material diminution in the authority, duties or responsibilities of the supervisor to whom Recipient is required to report, including a requirement that Recipient report to a Corporation officer or employee instead of reporting directly to the Corporation’s board of directors;
(c)
a material diminution in Recipient’s base salary, other than as a result of across-the-board salary reductions similarly affecting all management personnel of the Corporation; or
(d)
a material change in the geographic location at which Recipient must regularly perform services for the Corporation.

Recipient shall notify the Corporation that he/she believes that one or more of the conditions described above exists, and of his/her intention to terminate employment for Good Reason as a result thereof, within 60 days after the time that he/she gains knowledge of such conditions. Recipient shall not deliver a notice of termination of employment for Good Reason until 30 days after he/she delivers the notice described in the preceding sentence, and Recipient may do so only if the conditions described in such notice have not been fully corrected by the Corporation.

“Fiscal Year” means the fiscal year of the Corporation, which is the 52- or 53-week period ending on the Sunday closest to April 30.

“Financial Reporting Measures” shall mean measures that are determined and presented in accordance with the accounting principles used in preparing the Corporation’s financial statements, and all other measures that are derived wholly or in part from such measures. Stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) shall for purposes of this Agreement be considered Financial Reporting Measures. For the avoidance of doubt, a measure need not be presented in the Corporation’s financial statements or included in a filing with the SEC in order to be considered a Financial Reporting Measure.

“Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

“Performance Period” shall mean the Corporation’s three Fiscal Years beginning _________________, and ending _______________ (the “Performance Period”), with the first Fiscal Year within such Performance Period being referred to herein as “Year 1,” the second Fiscal Year within such Performance Period being referred to herein as “Year 2,” and the third Fiscal Year within such Performance Period being referred to herein as “Year 3.”

Reporting Unit: __________________

Section 4.
Settlement. Subject to the terms herein, including in Schedule A hereto, as soon as reasonably practicable following (i) a determination by the Committee that all or some of the Units have vested pursuant to the terms of this Agreement, and (ii) the Corporation’s filing with the SEC of its annual report on Form 10-K that relates to the financial results for the applicable Performance Period for the Performance-Based Units granted hereunder, the Corporation shall issue directly to the Recipient shares of Common Stock with respect to all such Units that have vested. Such shares of Common Stock shall not be treated as issued and outstanding until such shares have been issued by the Corporation in accordance with all applicable laws and the Corporation’s bylaws and articles of incorporation. Any certificate(s) evidencing shares of Common Stock shall bear such legends as the Corporation shall determine to be necessary to comply with all laws, including all applicable federal and state securities laws. All such shares of Common Stock issued pursuant to this Agreement shall be fully paid and nonassessable.
Section 5.
Forfeiture. All Units that have not vested pursuant to Section 2 and Schedule A hereto shall automatically be cancelled and forfeited by Recipient effective as of the earlier to occur of (a) with respect to the Performance-Based Units, the first day after the end of the Performance Period (to the extent that the Committee determines that such Performance-Based Units will not vest pursuant to the terms of this Agreement), (b) the termination by Recipient of his/her employment with the Corporation or its Subsidiaries for any reason, except as otherwise determined by the Committee, in its sole discretion (for example, under circumstances in which Recipient will continue providing Services to the Corporation as a director, consultant, or independent contractor following any such termination by Recipient, or such other circumstances as determined by the Committee), or (c) the termination by the Corporation of Recipient’s employment with the Corporation or its Subsidiaries for any reason (including with or without Cause) (each such event being referred to herein as a “Forfeiture Event”). Upon the occurrence of a Forfeiture Event, all unvested Units shall automatically, without further action by the Corporation or Recipient, be cancelled and forfeited.
Section 6.
Tax Matters.
(a)
Recipient shall promptly pay to the Corporation all federal, state and local income, social security and payroll taxes of any kind required by law to be withheld with respect to the vesting of any Units and the issuance of shares of Common Stock in respect thereof. Subject to the approval of the Committee, Recipient may elect to satisfy this obligation by having the Corporation withhold shares of Common Stock that would otherwise be issued to Recipient with respect to any Units that have vested, which shares of Common Stock shall have a Fair Market Value (as of the date that the amount of the withholding requirement is to be determined) equal to the amount of such withholding requirement. If Recipient fails to make such payments as required (whether in cash or having shares of Common Stock withheld), the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient all federal, state and local income, social security and payroll taxes of any kind required by law to be withheld with respect to the vesting of Units and the issuance of shares of Common Stock in respect thereof.
(b)
Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs and if Recipient is entitled under any agreement or arrangement (including, without limitation, this Agreement) to receive compensation that would constitute a parachute payment (including, without limitation, the vesting of any rights) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) but for the operation of this sentence, then the amount of all such payments shall be reduced, as determined by the Corporation, to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to Recipient that are contingent on a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, not to exceed 2.99 times Recipient’s “base amount,” all within the meaning of Section 280G of the Code and the regulations promulgated thereunder. The parties intend for the immediately preceding sentence to be interpreted and applied so as to prevent Recipient from receiving, with respect to a Change of Control, an excess parachute payment within the meaning of Section 280G of the Code.
Section 7.
Clawback.
(a)
If the Corporation’s reported financial or operating results become subject to a material negative restatement, the Committee may require Recipient to pay to the Corporation an amount corresponding to each award to the Recipient under this Agreement, or otherwise return such Units or Common Stock, that the Committee determines would not have been vested or paid if the Corporation’s results as originally published had been equal to the Corporation’s results as subsequently restated; provided that any requirement or claim under this Section 7(a) must be made, if at all, within five years after the date the amount claimed was originally vested or paid, whichever is later.

In addition, pursuant to the Corporation’s Dodd-Frank Clawback Policy (as amended from time to time, the “Clawback Policy”), if the Committee determines that recoupment of compensation paid hereunder is required pursuant to the Clawback Policy, the Committee will require Recipient to repay or return compensation awarded hereunder. By acceptance of any Award or bonus payment hereunder, Recipient expressly acknowledges and agrees that any and all amounts paid to Recipient hereunder, and any other Incentive-Based Compensation paid by the Corporation to the Recipient, are and will be fully subject to the terms of the Clawback Policy (provided that Recipient is, or becomes, an individual that is subject to the Clawback Policy) and agrees to cooperate fully with the Corporation to facilitate the recovery of any and all amounts paid pursuant to this Agreement and any other Incentive-Based Compensation paid by the Corporation that the Committee determines in its sole discretion is required to be recovered pursuant to the terms of the Clawback Policy.

The obligations of Recipient to make payments or return Common Stock pursuant to this Section 7(a) are independent of any involvement by such Recipient in events that led to the restatement. The provisions of this Section (a) are in addition to, not in lieu of, any remedies that the Corporation may have against any persons whose misconduct caused or contributed to a need to restate the Corporation’s reported results.

(b)
If at any time within three years of the vesting or payment of any award to Recipient under this Agreement, whichever is later, Recipient’s employment is terminated for Cause (or, if such termination is deemed not to be for Cause, but the Corporation determines at any time during such three-year period that the Corporation could have terminated Recipient’s employment for Cause based on Recipient’s conduct during his or her time of employment with the Corporation), then if any part of the underlying conduct giving rise to such determination of Cause by the Corporation took place at any time during the applicable vesting period for each such award, as specified in this Agreement, then the Committee may require Recipient to pay to the Corporation an amount corresponding to each award that vested or was paid to Recipient pursuant to this Agreement, or to otherwise return such Units or Common Stock.
(c)
By acceptance of any award or Units hereunder, Recipient expressly acknowledges and agrees that any and all Units or Common Stock, as well as the Award-Equivalent Value thereof, are and will be fully subject to the terms of the foregoing clawback provisions, and agrees to cooperate fully with the Corporation to facilitate the recovery of any Units or Common Stock and/or Award-Equivalent Value that the Committee requires to be recovered pursuant to the foregoing.
Section 8.
Miscellaneous.
(a)
Governing Law. This Agreement shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of North Carolina, without giving effect to the principles of conflicts of laws thereof.
(b)
Entire Agreement; Amendment and Waiver. This Agreement and the Units granted hereunder shall be subject to the terms of the Plan, which hereby is incorporated into this Agreement as though set forth in full herein. Recipient hereby acknowledges receipt of a copy of the Plan. This Agreement and the Plan reflect the entire agreement between the parties hereto and supersede any prior or contemporaneous written or oral understanding or agreement regarding the subject matter hereof. This Agreement may not be modified, amended, supplemented or waived except by a writing signed by the parties hereto, and such writing must refer specifically to this Agreement.
(c)
Assignment; Binding Effect. Except as permitted by the Plan, this Agreement and the Units granted hereunder may not be assigned, pledged, hypothecated or transferred by Recipient in any manner. This Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the heirs, successors and assigns of the parties hereto; provided, however, that this provision shall not permit any assignment in contravention of the terms contained elsewhere herein.

(d)
No Right to Employment. Nothing in this Agreement shall confer on Recipient any right to continue in the employ of the Corporation or any of its Subsidiaries.
(e)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic device shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic device shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart of this Agreement shall not affect the validity, enforceability and binding effect of this Agreement.
(f)
Notices. Any notice hereunder to the Corporation shall be addressed to the Corporation’s principal executive office, Attention: Compensation Committee, and any notice hereunder to Recipient shall be addressed to Recipient at his/her last address in the records of the Corporation, subject to the right of either party to designate at any time hereafter in writing a different address. Any notice shall be deemed to have been given when delivered personally, one (1) day after dispatch if sent by reputable overnight courier, fees prepaid, or three (3) days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

[Signature page is the next page.]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CULP, INC.,

a North Carolina corporation

By:

Name:

Title:

RECIPIENT

___________________________